Exhibit 3.11

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIZ CLAIBORNE FOREIGN HOLDINGS, INC.”, CHANGING ITS NAME FROM “LIZ CLAIBORNE FOREIGN HOLDINGS, INC.” TO “FIFTH & PACIFIC COMPANIES FOREIGN HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2012, AT 4:32 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9571550

2076878 8100	DATE: 05-15-12

120560689

You may verify this certificate online
at corp.delaware.gov/authver.shtml

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Liz Claibome Foreign Holdings, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Fifth & Pacific Companies Foreign Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of May, 2012.

By:	/s/ Christopher T. Di Nardo
Authorized Officer

Title:	VP, Deputy General Counsel

Name:	Christopher T. Di Nardo
Print or Type

20768-78
725331022
FILED
NOV 27 1985

Certificate of incorporation

Of

Liz claiborne foreign holdings, inc.

1.             The name of the Corporation is Liz Claiborne Foreign Holdings, Inc.

2.             The address of the registered office of the Corporation in Delaware is 1209 Orange Street, City of Wilnington, County of New Castle, and the name of the registered agent of the Corporation as such address is The Corporation Trust Company.

3.             The purpose of the Corporation is to engage in any lawful act or activity for which corporations way be organized under the General Corporation Law of Delaware.

4.             The total number of shares of stock which the Corporation is authorized to issue is 200 shares of Common Stock, par value $1.00 per share.

5.             The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Roberta Schuhalter Karp	919 Third Avenue
New York, New York 10022

6.             Except as required in the by-laws no election of directors need be by written ballot.

7.             The Board of Directors shall have the power to make, alter, or repeal by-laws subject to the power of the stockholders to alter or repeal the by-laws made or altered by the Board of Directors.

Signed at New York, New York

on November 26, 1985.

/s/ Authorized Signatory
Incorporator